UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

Cars.com Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37869	81-3693660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Riverside Plaza
Chicago, Illinois		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 601-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2022, Cars.com Inc. (the “Company” or “CARS”) announced the resignation of Sonia Jain, Chief Financial Officer, effective April 15, 2022, to pursue a new opportunity with a pre-IPO, venture capital-backed company. The Company has commenced a search for Sonia’s replacement, and she will assist in the transition of the Chief Financial Officer role until her departure from the Company. Sonia’s departure is not due to a dispute or disagreement with the Company.

Jandy Tomy, the Company’s Vice President, and Treasurer will serve as interim Chief Financial Officer effective immediately following Sonia’s departure. As of that date, Jandy will assume the duties of the Company’s principal financial officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal.

Jandy, 49, has served as CARS’ Vice President, Treasurer since March 2017. Prior to that, Jandy worked for FTD Companies, Inc. (“FTD”), a floral and gifting company. Jandy held various financial and accounting roles at FTD beginning in 2000 and was the Vice President of Finance and Investor Relations from 2007 until joining CARS in 2017. Jandy earned her Bachelor of Science degree in Accountancy from the University of Illinois and has more than 20 years of public company experience.

In connection with her change in position, Jandy will receive a $28,811 monthly supplement to her existing base salary of $301,601 per annum, commencing upon April 15, 2022, and continuing until the end of 2022; however, any remaining unpaid monthly salary supplement shall become due and payable in a lump sum should the Company hire a permanent Chief Financial Officer other than Jandy prior to the end of 2022. If Jandy remains in the Chief Financial Officer role beyond the end of 2022, the monthly salary supplement will continue until the Chief Financial Officer role is ultimately filled. In addition to the salary enhancement bonus, Jandy will receive a one-time transition cash bonus of $129,650 paid effective the first payroll following her start date in the Chief Financial Officer position. Jandy also will receive a one-time equity grant of restricted stock units (RSUs) with a grant date value of $111,050. This special RSU grant will become effective upon formal approval by the Company's Compensation Committee and will have a one-year vesting period. The number of RSUs ultimately granted will be rounded to the nearest whole share based on the closing price of the Company’s stock on the grant date.

There is no family relationship between Jandy and any director or executive officer of the Company and she has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On April 4, 2022, Cars.com Inc. issued a press release announcing the resignation of Chief Financial Officer Sonia Jain and the appointment of Jandy Tomy as interim Chief Financial Officer, effective April 15, 2022. In addition, the Company reaffirmed the previously communicated 2022 outlook made on February 24, 2022. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Exhibit

99.1	Cars.com Inc. Press Release, dated April 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cars.com Inc.

Date:	April 4, 2022	By:	/s/ James F. Rogers
James F. Rogers Chief Legal Officer